Exhibit 99.1

Nortech Systems Reports Third Quarter Results

MINNEAPOLIS – November 13, 2025 – Nortech Systems Incorporated (Nasdaq: NSYS) (“Nortech” or the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical imaging, medical device, industrial, and aerospace & defense markets, reported financial results for the third quarter ended September 30, 2025.

2025 Q3 Highlights:

●	Net sales of $30.5 million in Q3 2025 vs. $31.4 million in Q3 2024
●	Net loss of $(146) thousand, or $(0.05) per basic share in Q3 2025 vs. $(739) thousand, or $(0.27) per basic share in Q3 2024
●	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $1.3 million in Q3 2025 vs. $0.1 million in Q3 2024
●	90-day backlog of $31.3 million as of September 30, 2025 vs. $29.6 million as of September 30, 2024

Management Commentary

“Nortech’s third quarter results reflect continued evidence our restructuring efforts combined with cost discipline are paying off. A planned positive shift from first builds to recurring production across programs transferred between our plants is due to increased manufacturing efficiencies. I am very proud of the entire team’s execution and focus to achieve our goals,” said President & CEO, Jay D. Miller.

“Further, we recently completed a significant regulatory milestone with our Monterrey, Mexico facility achieving AS9100:D certification.” Miller added, “This certification underscores Nortech’s capability to deliver complex, high-reliability products for demanding applications, enhancing our service offerings to both current and prospective clients in the aerospace and industrial markets. This achievement further supports our viewpoint that we are well positioned to continue to leverage our operational performance in the current nearshoring landscape with our North American and Asian footprint,” Miller said.

Summary Financial Information

The following table provides summary financial information comparing the third quarter 2025 (“Q3 2025”) financial results to the same quarter in 2024 (“Q3 2024”) as well as the nine-month period ended September 30, 2025 (“YTD 2025”) with the same period in 2024 (“YTD 2024”).

($ in thousands)	Q3 2025	Q3 2024	% Change	YTD 2025	YTD 2024	% Change
Net sales	$30,482	$31,407	(2.9)%	$88,052	$99,513	(11.5)%
Gross profit	$5,025	$3,835	31.0%	$12,940	$13,900	(6.9)%
Operating expenses	$4,080	$4,302	(5.2)%	$12,866	$12,868	0.0%
Net (loss) income	$(146)	$(739)	80.2%	$(1,149)	$183	(727.9)%
EBITDA	$1,253	$(33)	3,897%	$1,060	$2,432	(56.4)%
Adjusted EBITDA	$1,253	$143	776.2%	$1,326	$2,699	(50.9)%

Conference Call

The Company will hold a live conference call and webcast at 3:30 p.m. central time on Thursday, November 13, to discuss the Company’s 2025 third quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Andrew D. C. LaFrence, Chief Financial Officer. To access the live audio conference call, US participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 107099. Participants may also access the call via webcast at: https://www.webcaster4.com/Webcast/Page/2814/52858.

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About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech primarily serves the medical imaging, medical device, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire, cable, and interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has six manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results, our ability to generate positive EBITDA, increased plant utilization, growth of our backlog, gaining approval of customers relating to moving production from one facility to another Company-owned facility, improving logistics, nearshoring as a strategic advantage Mexico holds in today’s tariff environment, effect of our intellectual property on financial performance, financial impact of shifting production focus from copper to fiber over time, effects of restructuring and consolidating manufacturing facilities, sustained long-term health and growth, and optimism about customer pipeline. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) commodity cost increases coupled with challenges in raising prices and/or customer pressure to reduce prices; (2) supply chain disruptions leading to shortages of critical components; (3) volatility in market conditions which may affect demand for the Company’s products; (4) increased competition and/or reduced demand; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) the unanticipated loss of any key member of senior management; (8) geopolitical, economic, financial and business conditions including changing tariff environment; (9) the Company’s ability to steadily improve manufacturing output and product quality; (10) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition; (11) challenges with customers with respect to moving production from one facility to another Company-owned facility or (12) financing cost increases and continued availability. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Generally Accepted Accounting Principles (“GAAP”) Measures to Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA reflects the impact of restructuring and non-recurring items. EBITDA and Adjusted EBITDA are not a measurement of our financial performance under GAAP and should not be considered an alternative to net sales or net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA and Adjusted EBITDA have limitations as an analytical metric, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2025	2024	2025	2024

Net sales	$30,482	$31,407	$88,052	$99,513
Cost of goods sold	25,457	27,572	75,112	85,613
Gross profit	5,025	3,835	12,940	13,900
Operating expenses:
Selling	1,221	891	3,609	2,605
General and administrative	2,593	2,951	8,097	9,103
Research and development	266	284	894	893
Restructuring charges	-	176	266	267
Total operating expenses	4,080	4,302	12,866	12,868
Income (loss) from operations	945	(467)	74	1,032
Other expense:
Interest expense	(273)	(216)	(744)	(548)
Income (loss) before income taxes	672	(683)	(670)	484
Income tax expense	818	56	479	301
Net (loss) income	$(146)	$(739)	$(1,149)	$183

Net (loss) income per common share:
Basic (in dollars per share)	$(0.05)	$(0.27)	$(0.41)	$0.07
Weighted average number of common shares outstanding - basic (in shares)	2,785,541	2,760,438	2,773,401	2,754,389
Diluted (in dollars per share)	$(0.05)	$(0.27)	$(0.41)	$0.06
Weighted average number of common shares outstanding - diluted (in shares)	2,785,541	2,760,438	2,773,401	2,931,343

Other comprehensive (loss) income
Foreign currency translation	(21)	223	109	(135)
Comprehensive (loss) income, net of tax	$(167)	$(516)	$(1,040)	$48

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	SEPTEMBER 30, 2025	DECEMBER 31, 2024
ASSETS
Current assets:
Cash	$1,271	$916
Accounts receivable, less allowances of $186 and $196, respectively	18,810	14,875
Inventories, net	18,425	21,638
Contract assets	15,328	13,792
Prepaid assets and other assets	5,372	4,094
Total current assets	59,206	55,315
Property and equipment, net	5,322	6,232
Operating lease assets, net	7,306	8,139
Deferred tax assets	2,763	2,575
Other intangible assets, net	160	174
Total assets	$74,757	$72,435

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Line of credit	$12,030	$-
Accounts payable	11,678	11,582
Accrued payroll and commissions	2,402	1,841
Customer deposits	4,716	5,140
Current portion of operating lease obligations	1,319	1,175
Current portion of finance lease obligations	239	143
Notes payable	-	344
Other accrued liabilities	1,221	1,203
Total current liabilities	33,605	21,428
Long-term liabilities:
Long-term line of credit	-	8,634
Long-term operating lease obligations, net of current portion	6,795	7,773
Long-term finance lease obligations, net of current portion	713	311
Other long-term liabilities	287	284
Total long-term liabilities	7,795	17,002
Total liabilities	41,400	38,430
Shareholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding	250	250
Common stock - $0.01 par value; 9,000,000 shares authorized; 2,786,134 and 2,760,793 shares issued and outstanding, respectively	28	28
Additional paid-in capital	17,721	17,329
Accumulated other comprehensive loss	(868)	(977)
Retained earnings	16,226	17,375
Total shareholders’ equity	33,357	34,005
Total liabilities and shareholders’ equity	$74,757	$72,435

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,149)	$183
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	986	1,400
Compensation on stock-based awards	369	334
Deferred income taxes	(189)	-
Change in accounts receivable allowance	(10)	(72)
Change in inventory reserves	346	194
Other, net	-	9
Changes in current operating assets and liabilities:
Accounts receivable	(3,875)	2,727
Inventories	2,823	(922)
Contract assets	(1,536)	(577)
Prepaid expenses and other assets	(1,244)	(2,888)
Accounts payable	165	(3,609)
Accrued payroll and commissions	555	(1,198)
Customer deposits	(424)	1,195
Other accrued liabilities	318	181
Net cash used in operating activities	(2,865)	(3,043)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	504	9
Purchases of equipment	(517)	(980)
Net cash used in investing activities	(13)	(971)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	76,215	99,888
Payments to line of credit	(72,880)	(96,185)
Proceeds from financing leases	-	198
Principal payments on financing leases	(140)	(304)
Share repurchases	-	(67)
Stock option exercises	23	31
Net cash provided by financing activities	3,218	3,561

Effect of exchange rate changes on cash	15	17

Net change in cash	355	(436)
Cash - beginning of period	916	1,675
Cash - end of period	$1,271	$1,239

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024	2025	2024

($ in thousands)
Net (loss) income	$(146)	$(739)	$(1,149)	$183
Interest	273	216	744	548
Taxes	818	56	479	301
Depreciation	303	430	972	1,316
Amortization	5	4	14	84
EBITDA	1,253	(33)	1,060	2,432
Restructuring charges	-	176	266	267
ADJUSTED EBITDA	$1,253	$143	$1,326	$2,699

There were no material adjustments to EBITDA in the quarter ended September 30, 2025. Adjustment to EBITDA in the nine months ended September 30, 2025 includes ($ in thousands):

●	During the first quarter of 2025, we incurred $235 of severance charges for a February 2025 reduction in force to align staffing to our forecasted net sales and $31 of expenses related to our closed Blue Earth facility, which expense amount is not included in Adjusted EBITDA.

Adjustment to EBITDA in 2024 includes ($ in thousands):

●	In connection with the Blue Earth facility closure, we accrued $176 and $267 of retention bonus and other expenses in the three and nine-months ended September 30, 2024, respectively, which expense amount is not included in Adjusted EBITDA.

($ in millions)	Last Twelve Months (“LTM”) Ended in Quarter
	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Net Sales	$132.0	$134.1	$138.3	$140.8	$138.9	$139.3	$138.7	$137.5	$135.6	$128.1	$120.8	$117.6	$116.7

Gross Profit $ - Adjusted	18.1	20.5	21.9	22.4	21.4	23.1	23.1	22.2	20.7	16.7	14.4	14.6	15.8
Gross Margin % - Adjusted	13,7%	15.3%	15.8%	15.9%	15.4%	16.6%	16.6%	16.1%	14.9%	13.1%	11.9%	12.4%	13.5%

EBITDA - Adjusted	$4.2	$5.8	$6.7	$6.8	$6.0	$8.0	$8.1	$7.3	$5.9	$2.1	$(0.5)	$(0.4)	$0.7

Contact

Andrew D. C. LaFrence

Chief Financial Officer and Senior Vice President of Finance

alafrence@nortechsys.com

952-345-2243